Exhibit 99.1
FOR IMMEDIATE RELEASE
SALLIE MAE ACHIEVES HIGHER EARNINGS
FOR FOURTH-QUARTER AND FULL-YEAR 2010 OVER A YEAR AGO
RESTON, Va., Jan. 19, 2011—Sallie Mae (NYSE: SLM), the nation’s No. 1 financial services company specializing in education, today announced its fourth-quarter and full-year operating results, achieving higher earnings and substantially enhancing its liquidity and capital position from one year ago.
Sallie Mae’s core earnings were $401 million ($.75 diluted earnings per share) for the fourth-quarter 2010, compared to $268 million ($.44 diluted earnings per share) for the year-ago quarter. These results include the following after-tax items: $74 million of debt repurchase gains, $27 million of restructuring costs, and $52 million of losses from the discontinuation of the purchased paper business. The change from the year-ago quarter is driven by decreases in loan loss provisions and discontinued operations losses, and increases in loan margins, loan sale gains, debt repurchase gains, and restructuring costs.
For the full-year 2010, core earnings rose to $1.03 billion ($1.92 per diluted share), compared to $807 million ($1.40 per diluted share) in 2009. The increase from the prior year was primarily driven by improved federal student loan margins and decreased provisions for loan losses.
On a GAAP basis, fourth-quarter 2010 net income was $447 million ($.84 diluted earnings per share), vs. $309 million ($.52 diluted earnings per share) in the same quarter last year. For the full-year 2010, GAAP net income was $530 million ($.94 per diluted share), compared to $324 million ($.38 per diluted share) in 2009.
“We entered 2011 financially strong, and ready to serve our customers and bring value to our shareholders,” said Albert L. Lord, vice chairman and CEO.
Funding and Liquidity
During the quarter, the company repurchased $1.3 billion of debt with gains of $118 million realized. Debt repurchased in 2010 totaled $4.9 billion and generated gains of $317 million.
Subsequent to year end, the company raised $2 billion in senior unsecured debt.
New Reporting Segments
With the elimination of the federally guaranteed student loan origination business last July, the company updated its reporting to reflect the primary operating segments described below. Management believes investors value the federally guaranteed loan segment on the cash it generates, and therefore the company modified its calculation of core earnings to include unhedged floor income. Past core earnings were restated.
Consumer Lending
Core earnings from the consumer lending segment were $24 million in the 2010 fourth-quarter, compared to $20 million in the year-ago quarter.
In 2010, consumer lending segment core earnings were $13 million, compared to core earnings net losses of $33 million in 2009. These figures include the effect of $1.3 billion of provisions for loan losses in 2010 and $1.4 billion in 2009.
Originations of private education loans were $413 million, up from $381 million in the year-ago quarter.
During 2010, the company originated $2.3 billion of private education loans, compared to $3.2 billion in 2009.
Private education loans are originated and funded at Sallie Mae Bank. With the successful launch of its direct banking business in 2010, including online consumer savings accounts and CDs, the bank extended the mission to help families save for college while expanding and diversifying its deposit-gathering capabilities.
At Dec. 31, 2010, the company had $3.5 billion more private education loans in repayment compared to one year earlier. Private loan delinquencies declined to 10.6 percent in the 2010 fourth quarter from 12.1 percent in the year-ago quarter. Charge-offs declined to 4.8 percent in the fourth-quarter 2010, from 5.1 percent in the same quarter last year.
Business Services
Core earnings from Sallie Mae’s business services segment, which includes fees from servicing, collections and college savings businesses, were $118 million in the fourth-quarter 2010, compared to $136 million in the year-ago quarter.
In 2010, core earnings from the segment were $515 million, vs. $570 million in 2009.
The company now services 3.3 million accounts under the servicing contract with the U.S. Department of Education (ED). During 2010, the company began to provide administrative services to five new states and now administers $34.5 billion in 529 college savings plans on behalf of 16 states.
Federally Guaranteed Loans
The Federal Family Education Loan Program (FFELP) business segment produced 2010 fourth-quarter core earnings of $289 million, compared to $246 million in the year-ago quarter.

For 2010, the segment earned core earnings of $557 million, up from $340 million in 2009, the difference primarily driven by an unstable CP-LIBOR spread in the prior year.
The company successfully completed the acquisition of $26 billion in securitized federal student loan assets from The Student Loan Corporation (SLC) on Dec. 31. Also during the quarter, the company sold $20.4 billion of federal loans originated under the ED loan participation program recognizing a $321 million gain.
Other Business
In the fourth-quarter 2010, the company began marketing for sale its non-mortgage purchased paper business resulting in a $52 million core earnings, after-tax loss, due to adjusting the value of that business to its estimated fair value.
Operating Expenses
Core earnings operating expenses excluding restructuring, related asset impairments and fees connected to the recent SLC federal student loan acquisition were $289 million in the fourth-quarter 2010, compared to $302 million in the previous quarter and $264 million in the year-ago quarter. The increase from the year-ago quarter reflects investments made in the consumer lending and loan servicing businesses.
For the full-year, core earnings operating expenses excluding restructuring and related asset impairments were $1.2 billion, compared to $1.0 billion in 2009.
GAAP expenses, but not core earnings total expenses, also include the amortization and impairment of goodwill and intangible expenses, which was $10 million and $46 million in the 2010 and 2009 fourth quarters, respectively, $699 million in 2010, and $76 million in 2009.
GAAP
Sallie Mae reports financial results on a GAAP basis and also presents certain core earnings performance measures. The company’s management, equity investors, credit rating agencies and debt capital providers use these core earnings measures to monitor the company’s business performance. Both a description of the core earnings treatment and a full reconciliation to the GAAP income statement can be found at www.SallieMae.com/investors by clicking on Earnings.
The company adopted Financial Accounting Standards Board updates as of Jan. 1, 2010, and as a result, the company’s GAAP and core earnings presentations for securitization accounting are the same, and managed and on-balance sheet (GAAP) student loan portfolios are now the same size.
In the fourth-quarter, the primary difference between the company core earnings and GAAP results is the impact of a $74 million unrealized, mark-to-market, pre-tax gain on certain derivative contracts, which is recognized in GAAP but not in core earnings results.

For 2010, the primary difference between the company’s core earnings and GAAP results is the impact of $699 million of goodwill and acquired intangible asset pre-tax impairment and amortization recognized in GAAP but not in core earnings. Of this, $660 million was an impairment recognized in the third quarter as a result of new market data and the business impact of recent legislation.
Presentation slides for the conference call discussed below, as well as additional information about the company’s loan portfolios, new operating segments, and other details, may be accessed at www.SallieMae.com/investors under the webcasts tab.
***
The company will host an earnings conference call tomorrow, Jan. 20, at 8 a.m. EST. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company’s performance. Individuals interested in participating in the call should dial (877) 356-5689 (USA and Canada) or dial (706) 679-0623 (international) and use access code 35277584 starting at 7:45 a.m. EST. A live audio webcast of the conference call may be accessed at www.SallieMae.com/investors. Investors may access a replay of the conference call via the company’s website within one hour after the call’s conclusion. A telephone replay may be accessed two hours after the call’s conclusion through Feb. 3 by dialing (800) 642-1687 (USA and Canada) or (706) 645-9291 (international) with access code 35277584.
This press release contains “forward-looking statements” based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, adverse results in legal disputes, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, limited liquidity, increased financing costs and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission, including the forward-looking statements contained in the company’s Supplemental Financial Information Fourth Quarter 2010. All information in this release is as of Jan. 19, 2011. The company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the company’s expectations.
***
Sallie Mae (NYSE: SLM) is the nation’s No. 1 financial services company specializing in education. Serving 23 million customers, Sallie Mae offers innovative savings tools, tuition payment plans and education loans that promote responsible financial habits and reward success. The company manages or services $235 billion in education loans and administers $35 billion in 529 college savings plans. Members of its Upromise college savings rewards program have earned $600 million to help pay for college. Sallie Mae is also one of the leading financial service providers for universities and governments at all levels. More information is available at www.SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
***

CONTACTS:
Media	Martha Holler, (703) 984-5178, martha.holler@SallieMae.com Patricia Nash Christel, (703) 984-5382, patricia.christel@SallieMae.com
Investors	Steve McGarry, (703) 984-6746, steven.mcgarry@SallieMae.com Joe Fisher, (703) 984-5755, joe.fisher@SallieMae.com
# # #

SLM CORPORATION

Supplemental Earnings Disclosure

December 31, 2010
(In millions, except per share amounts)
(Unaudited)

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009

SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis
Net income (loss)	$447	$(495)	$309	$530	$324
Diluted earnings (loss) per common share	$.84	$(1.06)	$.52	$.94	$.38
Return on assets	1.01%	(1.00)%	.77%	.28%	.20%
“Core Earnings” Basis(1)
“Core Earnings” net income	$401	$202	$268	$1,028	$807
“Core Earnings” diluted earnings per common share	$.75	$.37	$.44	$1.92	$1.40
“Core Earnings” return on assets	.90%	.41%	.55%	.54%	.41%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$164,196	$184,139	$145,964	$178,577	$151,692
Average off-balance sheet student loans	—	—	33,277	—	34,413

Average Managed student loans	$164,196	$184,139	$179,241	$178,577	$186,105

Ending on-balance sheet student loans, net	$184,305	$182,135	$143,807
Ending off-balance sheet student loans, net	—	—	32,638

Ending Managed student loans, net	$184,305	$182,135	$176,445

Ending Managed FFELP Loans, net	$148,649	$146,593	$141,350
Ending Managed Private Education Loans, net	35,656	35,542	35,095

Ending Managed student loans, net	$184,305	$182,135	$176,445

(1)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive basis of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of “Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

Change in Reportable Operating Segments

Effective July 1, 2010, legislation eliminated the authority to originate new loans under FFELP. Consequently, we no longer originate FFELP loans. Net interest income from our FFELP loan portfolio and fees associated with servicing FFELP loans and collecting on delinquent and defaulted FFELP loans on behalf of Guarantors has been our largest source of income. In response, we conducted a broad-based assessment of the effect the legislation would have on our business. As a result, we changed the way we regularly monitor and assess our ongoing operations and results during the fourth quarter of 2010 by realigning our operating segments into four reportable segments: (1) FFELP Loans, (2) Consumer Lending, (3) Business Services and (4) Other. Prior to this change we had three reportable segments — (1) Lending (2) APG and (3) Other.

The following table shows the realignment of our business lines from the old reportable segments to the new reportable segments:

Business Lines/Activities	New Reportable Segment	Prior Reportable Segment

FFELP Loan business	FFELP Loans	Lending
Private Education Loan business	Consumer Lending	Lending
Intercompany servicing of FFELP loans	Business Services	Lending
FFELP loan default aversion services	Business Services	APG
FFELP defaulted loan portfolio management services	Business Services	APG
FFELP guarantor servicing	Business Services	Other
Contingency collections	Business Services	APG
Third-party loan servicing	Business Services	Other
ED loan servicing	Business Services	Other
Upromise	Business Services	Other
Campus-based processing business	Business Services	Other
Purchased Paper — Non-Mortgage	Other	APG
Purchased Paper — Mortgage/Properties	Other	APG
Mortgage and other loans	Other	Lending
Debt repurchase gains	Other	Lending
Corporate liquidity portfolio	Other	Lending
Overhead expenses	Other	Lending, APG and Other

Management views the Company as consisting of three primary segments comprised of one amortizing business and two ongoing businesses that have the potential to grow in the future. As a result of the legislation discussed above, our FFELP Loan business is now viewed as an amortizing business. Consumer Lending (primarily our Private Education Loan business) and Business Services (primarily our fee-for-services businesses) are viewed by management as ongoing businesses with growth opportunities. The Other reportable segment represents the financial performance of our other smaller wind-down business activities as well as debt repurchase gains, the net interest margin from our corporate liquidity portfolio and all overhead expenses. This change in reporting allows us to separately evaluate our four operating segments.

We have three primary operating segments — the FFELP Loan operating segment, Consumer Lending operating segment and the Business Services operating segment. These three operating segments meet the quantitative thresholds for reportable segments. Accordingly, the results of operations of our FFELP Loans, Consumer Lending and Business Services segments are presented separately. We have smaller operating segments that consist of business operations that have either been discontinued or are winding down. These operating segments do not meet the quantitative thresholds to be considered reportable segments. As a result, the results of operations for these operating segments (Purchased Paper business and mortgage and other loan business) are combined with gains/losses from the repurchase of debt, the financial results of our corporate liquidity portfolio and all overhead expenses within the Other reportable segment. The management reporting process measures the performance of our operating segments based on our management structure, as well as the methodology we used to evaluate performance and allocate resources. Management, including our chief operating decision makers, evaluates the performance of our operating segments based on their profitability. As discussed further below, we measure the profitability of our operating segments based on “Core Earnings” net income. Accordingly, information regarding our reportable segments is provided based on a “Core Earnings” basis.

As a result of the change in segment reporting that occurred in the fourth quarter 2010, past periods have been recast for comparison purposes. In connection with changing the reportable segments the following lists other significant changes we made related to the new segment presentation:

•	The operating expenses reported for each segment are those that are directly attributable to the generation of revenues by that segment. We have included corporate overhead expenses and unallocated information technology costs (together referred to as “Overhead expenses”) in our Other Business segment rather than allocate those expenses by segment as management believes these expenses reflect matters related to the operation and maintenance of our corporate entity. We will continue to manage and monitor all of our expenses and, to the extent we can more directly attribute those expenses to particular segments, we will consider revisions to this approach. For a more detailed explanation of what constitutes “Overhead expenses,” see our “SUPPLEMENTAL FINANCIAL INFORMATION RELEASE — FOURTH QUARTER 2010 — BUSINESS SEGMENTS — OTHER BUSINESS SEGMENT.”

•	The creation of the FFELP Loans and Business Services segments has resulted in us accounting for servicing revenue on FFELP Loans we own in the Business Services segment. As a result, there is an intercompany servicing fee paid from the FFELP Loans segment to the Business Services segment that performs the required servicing functions for these loans. The intercompany amounts are the contractual rates for encumbered loans within a financing facility or a similar market rate if the loan is not in a financing facility.

•	In accordance with the accounting guidance for goodwill, we allocated existing goodwill to the new business units within the reportable segments based upon relative fair value. We also evaluated our goodwill for impairment using both the old reporting and new reportable segment framework and there was no impairment under either analysis.

As part of the change in the reportable segments in the fourth quarter of 2010, we also changed our calculation of “Core Earnings.” When our FFELP loan portfolio was growing, management and investors in the Company valued it based on recurring income streams. Given the uncertain and volatile nature of unhedged Floor Income, little value was attributed to it by the financial markets; therefore we excluded unhedged Floor Income from “Core Earnings.” Now that our FFELP loan portfolio is winding down, management and investors are focused on the total amount of cash the FFELP portfolio generates including unhedged Floor Income. As a result, we now include unhedged Floor Income in “Core Earnings” net income and have recast past “Core Earnings” financial results to reflect this change.

The following table shows the effect of including unhedged Floor Income, net of tax, in our “Core Earnings” and recasting our “Core Earnings” on past periods:

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009

“Core Earnings” net income, excluding unhedged Floor Income, net of tax	$396,435	$189,436	$248,783	$1,007,017	$597,053
Unhedged Floor Income, net of tax	4,910	12,211	19,027	21,240	209,952

“Core Earnings” net income, including unhedged Floor Income, net of tax	$401,345	$201,647	$267,810	$1,028,257	$807,005

“Core Earnings” diluted earnings per common share, excluding unhedged Floor Income, net of tax	$.74	$.35	$.41	$1.88	$.96
Effect of unhedged Floor Income on “Core Earnings” diluted earnings per common share	.01	.02	.03	.04	.44

“Core Earnings” diluted earnings per common share, including unhedged Floor Income	$.75	$.37	$.44	$1.92	$1.40

SLM CORPORATION

Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	December 31,	September 30,	December 31,
	2010	2010	2009

Assets
FFELP Loans (net of allowance for losses of $188,858; $189,266 and $161,168, respectively)	$148,649,400	$125,937,737	$111,357,434
FFELP Stafford Loans Held-For-Sale	—	20,655,561	9,695,714
Private Education Loans (net of allowance for losses of $2,021,580; $2,035,034; and $1,443,440, respectively)	35,655,724	35,541,640	22,753,462
Cash and investments	5,298,751	6,992,621	8,083,841
Restricted cash and investments	6,254,493	5,837,546	5,168,871
Retained Interest in off-balance sheet securitized loans	—	—	1,828,075
Goodwill and acquired intangible assets, net	478,409	488,220	1,177,310
Other assets	8,970,272	10,653,449	9,920,591

Total assets	$205,307,049	$206,106,774	$169,985,298

Liabilities
Short-term borrowings	$33,615,856	$45,388,432	$30,896,811
Long-term borrowings	163,543,504	153,003,935	130,546,272
Other liabilities	3,136,111	3,140,330	3,263,593

Total liabilities	200,295,471	201,532,697	164,706,676

Commitments and contingencies
Equity
Preferred stock, par value $.20 per share, 20,000 shares authorized:
Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	400,000	400,000	400,000
Series C: 7.25% mandatory convertible preferred stock: 0; 810; and 810 shares, respectively, issued at liquidation preference of $1,000 per share	—	810,370	810,370
Common stock, par value $.20 per share, 1,125,000 shares authorized:
595,263; 553,787; and 552,220 shares, respectively, issued	119,053	110,758	110,444
Additional paid-in capital	5,939,838	5,127,313	5,090,891
Accumulated other comprehensive loss, net of tax benefit	(44,664)	(44,159)	(40,825)
Retained earnings (loss)	308,839	(122,565)	604,467

Total SLM Corporation stockholders’ equity before treasury stock	6,888,066	6,446,717	7,140,347
Common stock held in treasury: 68,320; 68,011 and 67,222 shares, respectively	1,876,488	1,872,640	1,861,738

Total SLM Corporation stockholders’ equity	5,011,578	4,574,077	5,278,609
Noncontrolling interest	—	—	13

Total equity	5,011,578	4,574,077	5,278,622

Total liabilities and equity	$205,307,049	$206,106,774	$169,985,298

Supplemental information — assets and liabilities of consolidated variable interest entities:

	December 31,	September 30,	December 31,
	2010	2010	2009

FFELP Loans	$145,750,016	$143,953,840	$118,731,699
Private Education Loans	24,355,683	24,511,699	10,107,298
Restricted cash and investments	5,983,080	5,522,584	4,596,147
Other assets	3,705,716	4,373,606	3,639,918
Short-term borrowings	24,484,353	36,806,456	23,384,051
Long-term borrowings	142,243,771	128,473,542	101,012,628

Net assets of consolidated variable interest entities	$13,066,371	$13,081,731	$12,678,383

SLM CORPORATION

Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009

Interest income:
FFELP Loans	$777,631	$884,820	$692,191	$3,345,175	$3,093,782
Private Education Loans	601,747	610,893	406,115	2,353,134	1,582,514
Other loans	6,267	7,190	10,075	29,707	56,005
Cash and investments	7,021	7,630	6,168	25,899	26,064

Total interest income	1,392,666	1,510,533	1,114,549	5,753,915	4,758,365
Total interest expense	535,855	638,599	515,763	2,274,771	3,035,639

Net interest income	856,811	871,934	598,786	3,479,144	1,722,726
Less: provisions for loan losses	319,944	358,110	269,442	1,419,413	1,118,960

Net interest income after provisions for loan losses	536,867	513,824	329,344	2,059,731	603,766

Other income (loss):
Securitization servicing and Residual Interest revenue	—	—	148,049	—	295,297
Gains on sales of loans and securities, net	318,035	1,607	271,084	324,780	283,836
Gains (losses) on derivative and hedging activities, net	(29,447)	(344,458)	(35,209)	(360,999)	(604,535)
Servicing revenue	91,197	92,718	112,924	404,927	440,098
Contingency revenue	78,159	83,746	65,562	330,390	294,177
Gains on debt repurchases	117,785	18,025	72,774	316,941	536,190
Other	(1,207)	(3,775)	30,539	6,369	88,016

Total other income (loss)	574,522	(152,137)	665,723	1,022,408	1,333,079

Expenses:
Operating expenses	308,576	301,762	263,829	1,207,702	1,042,436
Goodwill and acquired intangible assets impairment and amortization expense	9,812	669,668	46,471	698,902	75,960
Restructuring expenses	32,644	9,980	1,189	85,236	10,571

Total expenses	351,032	981,410	311,489	1,991,840	1,128,967

Income (loss) from continuing operations, before income tax expense (benefit)	760,357	(619,723)	683,578	1,090,299	807,878
Income tax expense (benefit)	260,687	(126,055)	225,720	492,769	263,868

Net income (loss) from continuing operations	499,670	(493,668)	457,858	597,530	544,010
Loss from discontinued operations, net of tax	(52,299)	(1,279)	(148,724)	(67,148)	(219,872)

Net income (loss)	447,371	(494,947)	309,134	530,382	324,138
Preferred stock dividends	15,967	18,787	51,014	72,143	145,836

Net income (loss) attributable to common stock	$431,404	$(513,734)	$258,120	$458,239	$178,302

Basic earnings (loss) per common share:
Continuing operations	$.99	$(1.06)	$.85	$1.08	$.85
Discontinued operations	(.11)	—	(.31)	(.14)	(.47)

Total	$.88	$(1.06)	$.54	$.94	$.38

Average common shares outstanding	492,592	484,936	479,459	486,673	470,858

Diluted earnings (loss) per common share:
Continuing operations	$.94	$(1.06)	$.81	$1.08	$.85
Discontinued operations	(.10)	—	(.29)	(.14)	(.47)

Total	$.84	$(1.06)	$.52	$.94	$.38

Average common and common equivalent shares outstanding	528,862	484,936	521,740	488,485	471,584

Dividends per common share	$—	$—	$—	$—	$—

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)
(Unaudited)

	Quarter ended December 31, 2010
	FFELP	Consumer	Business			Total “Core		Total
	Loans	Lending	Services	Other	Eliminations(1)	Earnings”(2)	Adjustments	GAAP

Interest income:
Student loans	$631,219	$601,747	$—	$—	$—	$1,232,966	$146,412	$1,379,378
Other loans	—	—	—	6,267	—	6,267	—	6,267
Cash and investments	2,349	3,245	4,450	1,427	(4,450)	7,021	—	7,021

Total interest income	633,568	604,992	4,450	7,694	(4,450)	1,246,254	146,412	1,392,666
Total interest expense	303,115	195,959	14	12,516	(4,450)	507,154	28,701	535,855

Net interest income	330,453	409,033	4,436	(4,822)	—	739,100	117,711	856,811
Less: provisions for loan losses	22,316	293,804	—	3,824	—	319,944	—	319,944

Net interest income after provisions for loan losses	308,137	115,229	4,436	(8,646)	—	419,156	117,711	536,867
Other income:
Servicing revenue	15,175	14,775	215,841	153	(154,747)	91,197	—	91,197
Contingency revenue	—	—	78,159	—	—	78,159	—	78,159
Gains on debt repurchases	—	—	—	117,785	—	117,785	—	117,785
Other income (loss)	318,744	2	14,025	(2,482)	—	330,289	(42,908)	287,381

Total other income (loss)	333,919	14,777	308,025	115,456	(154,747)	617,430	(42,908)	574,522

Expenses:
Direct operating expenses	179,588	85,138	127,350	4,633	(154,747)	241,962	—	241,962
Overhead expenses	—	—	—	66,614	—	66,614	—	66,614

Operating expenses	179,588	85,138	127,350	71,247	(154,747)	308,576	—	308,576
Goodwill and acquired intangible assets impairment and amortization expense	—	—	—	—	—	—	9,812	9,812
Restructuring expenses	12,136	7,074	1,759	11,675	—	32,644	—	32,644

Total expenses	191,724	92,212	129,109	82,922	(154,747)	341,220	9,812	351,032

Income from continuing operations, before income tax expense	450,332	37,794	183,352	23,888	—	695,366	64,991	760,357
Income tax expense(3)	161,292	13,537	65,670	1,579	—	242,078	18,609	260,687

Net income from continuing operations	289,040	24,257	117,682	22,309	—	453,288	46,382	499,670
Loss from discontinued operations, net of tax	—	—	—	(51,943)	—	(51,943)	(356)	(52,299)

Net income (loss)	$289,040	$24,257	$117,682	$(29,634)	$—	$401,345	$46,026	$447,371

(1)	The eliminations in servicing revenue and direct operating expense represent the elimination of intercompany servicing revenue where the Business Services segment performs the loan servicing function for the FFELP Loans segment.

(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive system of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

(3)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)
(Unaudited)

	Quarter ended September 30, 2010
	FFELP	Consumer	Business			Total “Core		Total
	Loans	Lending	Services	Other	Eliminations(1)	Earnings”(2)	Adjustments	GAAP

Interest income:
Student loans	$748,404	$610,893	$—	$—	$—	$1,359,297	$136,416	$1,495,713
Other loans	—	—	—	7,190	—	7,190	—	7,190
Cash and investments	2,563	3,875	4,416	1,192	(4,416)	7,630	—	7,630

Total interest income	750,967	614,768	4,416	8,382	(4,416)	1,374,117	136,416	1,510,533
Total interest expense	385,998	206,189	24	11,095	(4,416)	598,890	39,709	638,599

Net interest income	364,969	408,579	4,392	(2,713)	—	775,227	96,707	871,934
Less: provisions for loan losses	24,582	329,981	—	3,547	—	358,110	—	358,110

Net interest income after provisions for loan losses	340,387	78,598	4,392	(6,260)	—	417,117	96,707	513,824
Other income:
Servicing revenue	16,607	16,794	223,205	142	(164,030)	92,718	—	92,718
Contingency revenue	—	—	83,746	—	—	83,746	—	83,746
Gains on debt repurchases	—	—	—	18,025	—	18,025	—	18,025
Other income (loss)	1,554	2	13,247	4,717	—	19,520	(366,146)	(346,626)

Total other income (loss)	18,161	16,796	320,198	22,884	(164,030)	214,009	(366,146)	(152,137)

Expenses:
Direct operating expenses	181,798	98,661	121,241	2,065	(164,030)	239,735	—	239,735
Overhead expenses	—	—	—	62,027	—	62,027	—	62,027

Operating expenses	181,798	98,661	121,241	64,092	(164,030)	301,762	—	301,762
Goodwill and acquired intangible assets impairment and amortization expense	—	—	—	—	—	—	669,668	669,668
Restructuring expenses	8,167	1,961	(336)	188	—	9,980		9,980

Total expenses	189,965	100,622	120,905	64,280	(164,030)	311,742	669,668	981,410

Income (loss) from continuing operations, before income tax expense (benefit)	168,583	(5,228)	203,685	(47,656)	—	319,384	(939,107)	(619,723)
Income tax expense (benefit)(3)	60,380	(1,872)	72,953	(15,003)	—	116,458	(242,513)	(126,055)

Net income (loss) from continuing operations	108,203	(3,356)	130,732	(32,653)	—	202,926	(696,594)	(493,668)
Loss from discontinued operations, net of tax	—	—	—	(1,279)	—	(1,279)	—	(1,279)

Net income (loss)	$108,203	$(3,356)	$130,732	$(33,932)	$—	$201,647	$(696,594)	$(494,947)

(1)	The eliminations in servicing revenue and direct operating expense represent the elimination of intercompany servicing revenue where the Business Services segment performs the loan servicing function for the FFELP Loans segment.

(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive system of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

(3)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)
(Unaudited)

	Quarter ended December 31, 2009
	FFELP	Consumer	Business			Total “Core		Total
	Loans	Lending	Services	Other	Eliminations(1)	Earnings”(2)	Adjustments	GAAP

Interest income:
Student loans	$674,377	$571,423	$—	$—	$—	$1,245,800	$(147,494)	$1,098,306
Other loans	—	—	—	10,075	—	10,075	—	10,075
Cash and investments	3,234	3,513	5,477	(218)	(5,477)	6,529	(361)	6,168

Total interest income	677,611	574,936	5,477	9,857	(5,477)	1,262,404	(147,855)	1,114,549
Total interest expense	372,504	176,745	—	10,689	(5,477)	554,461	(38,698)	515,763

Net interest income	305,107	398,191	5,477	(832)	—	707,943	(109,157)	598,786
Less: provisions for loan losses	28,321	326,730	—	10,160	—	365,211	(95,769)	269,442

Net interest income after provisions for loan losses	276,786	71,461	5,477	(10,992)	—	342,732	(13,388)	329,344
Other income:
Servicing revenue	20,738	17,355	240,810	153	(166,132)	112,924	—	112,924
Contingency revenue	—	—	65,562	—	—	65,562	—	65,562
Gains on debt repurchases	—	—	—	72,774	—	72,774	—	72,774
Other income (loss)	272,016	1	17,018	56	—	289,091	125,372	414,463

Total other income (loss)	292,754	17,356	323,390	72,983	(166,132)	540,351	125,372	665,723

Expenses:
Direct operating expenses	187,136	57,452	117,915	2,230	(166,132)	198,601	—	198,601
Overhead expenses	—	—	—	65,228	—	65,228	—	65,228

Operating expenses	187,136	57,452	117,915	67,458	(166,132)	263,829	—	263,829
Goodwill and acquired intangible assets impairment and amortization expense	—	—	—	—	—	—	46,471	46,471
Restructuring expenses	2,833	776	444	(2,864)	—	1,189	—	1,189

Total expenses	189,969	58,228	118,359	64,594	(166,132)	265,018	46,471	311,489

Income (loss) from continuing operations, before income tax expense (benefit)	379,571	30,589	210,508	(2,603)	—	618,065	65,513	683,578
Income tax expense (benefit)(3)	134,043	10,802	74,339	(17,576)	—	201,608	24,112	225,720

Net income from continuing operations	245,528	19,787	136,169	14,973	—	416,457	41,401	457,858
Loss from discontinued operations, net of tax	—	—	—	(148,647)	—	(148,647)	(77)	(148,724)

Net income (loss)	$245,528	$19,787	$136,169	$(133,674)	$—	$267,810	$41,324	$309,134

(1)	The eliminations in servicing revenue and direct operating expense represent the elimination of intercompany servicing revenue where the Business Services segment performs the loan servicing function for the FFELP Loans segment.

(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive system of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

(3)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)

	Year ended December 31, 2010
	FFELP	Consumer	Business			Total “Core		Total
	Loans	Lending	Services	Other	Eliminations(1)	Earnings”(2)	Adjustments	GAAP

Interest income:
Student loans	$2,766,311	$2,353,134	$—	$—	$—	$5,119,445	$578,864	$5,698,309
Other loans	—	—	—	29,707	—	29,707	—	29,707
Cash and investments	8,887	13,588	17,115	3,424	(17,115)	25,899	—	25,899

Total interest income	2,775,198	2,366,722	17,115	33,131	(17,115)	5,175,051	578,864	5,753,915
Total interest expense	1,407,221	757,758	38	45,224	(17,115)	2,193,126	81,645	2,274,771

Net interest income	1,367,977	1,608,964	17,077	(12,093)	—	2,981,925	497,219	3,479,144
Less: provisions for loan losses	98,507	1,298,018	—	22,888	—	1,419,413	—	1,419,413

Net interest income after provisions for loan losses	1,269,470	310,946	17,077	(34,981)	—	1,562,512	497,219	2,059,731
Other income:
Servicing revenue	67,773	72,081	911,985	603	(647,515)	404,927	—	404,927
Contingency revenue	—	—	330,390	—	—	330,390	—	330,390
Gains on debt repurchases	—	—	—	316,941	—	316,941	—	316,941
Other income (loss)	320,290	5	50,784	13,207	—	384,286	(414,136)	(29,850)

Total other income (loss)	388,063	72,086	1,293,159	330,751	(647,515)	1,436,544	(414,136)	1,022,408

Expenses:
Direct operating expenses	736,383	349,938	500,194	10,929	(647,515)	949,929	—	949,929
Overhead expenses	—	—	—	257,773	—	257,773	—	257,773

Operating expenses	736,383	349,938	500,194	268,702	(647,515)	1,207,702	—	1,207,702
Goodwill and acquired intangible assets impairment and amortization expense	—	—	—	—	—	—	698,902	698,902
Restructuring expenses	54,053	12,460	6,829	11,894	—	85,236	—	85,236

Total expenses	790,436	362,398	507,023	280,596	(647,515)	1,292,938	698,902	1,991,840

Income (loss) from continuing operations, before income tax expense (benefit)	867,097	20,634	803,213	15,174	—	1,706,118	(615,819)	1,090,299
Income tax expense (benefit)(3)	310,562	7,390	287,681	5,436	—	611,069	(118,300)	492,769

Net income (loss) from continuing operations	556,535	13,244	515,532	9,738	—	1,095,049	(497,519)	597,530
Income from discontinued operations, net of tax	—	—	—	(66,792)	—	(66,792)	(356)	(67,148)

Net income (loss)	$556,535	$13,244	$515,532	$(57,054)	$—	$1,028,257	$(497,875)	$530,382

(1)	The eliminations in servicing revenue and direct operating expense represent the elimination of intercompany servicing revenue where the Business Services segment performs the loan servicing function for the FFELP Loans segment.

(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive system of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

(3)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)
(Unaudited)

	Year ended December 31, 2009
	FFELP	Consumer	Business			Total “Core		Total
	Loans	Lending	Services	Other	Eliminations(1)	Earnings”(2)	Adjustments	GAAP

Interest income:
Student loans	$3,252,308	$2,254,163	$—	$—	$—	$5,506,471	$(830,175)	$4,676,296
Other loans	—	—	—	56,005	—	56,005	—	56,005
Cash and investments	26,186	12,595	20,080	(9,450)	(20,080)	29,331	(3,267)	26,064

Total interest income	3,278,494	2,266,758	20,080	46,555	(20,080)	5,591,807	(833,442)	4,758,365
Total interest expense	2,237,676	720,506	—	67,239	(20,080)	3,005,341	30,298	3,035,639

Net interest income	1,040,818	1,546,252	20,080	(20,684)	—	2,586,466	(863,740)	1,722,726
Less: provisions for loan losses	118,947	1,398,955	—	46,148	—	1,564,050	(445,090)	1,118,960

Net interest income after provisions for loan losses	921,871	147,297	20,080	(66,832)	—	1,022,416	(418,650)	603,766
Other income:
Servicing revenue	75,180	69,874	953,804	651	(659,411)	440,098	—	440,098
Contingency revenue	—	—	294,177	—	—	294,177	—	294,177
Gains on debt repurchases	—	—	—	536,190	—	536,190	—	536,190
Other income (loss)	291,523	72	55,327	620	—	347,542	(284,928)	62,614

Total other income (loss)	366,703	69,946	1,303,308	537,461	(659,411)	1,618,007	(284,928)	1,333,079

Expenses:
Direct operating expenses	754,214	265,262	439,522	6,013	(659,411)	805,600	(352)	805,248
Overhead expenses	—	—	—	237,188	—	237,188	—	237,188

Operating expenses	754,214	265,262	439,522	243,201	(659,411)	1,042,788	(352)	1,042,436
Goodwill and acquired intangible assets impairment and amortization expense	—	—	—	—	—	—	75,960	75,960
Restructuring expenses	8,167	2,237	2,302	(2,135)	—	10,571	—	10,571

Total expenses	762,381	267,499	441,824	241,066	(659,411)	1,053,359	75,608	1,128,967

Income (loss) from continuing operations, before income tax expense (benefit)	526,193	(50,256)	881,564	229,563		1,587,064	(779,186)	807,878
Income tax expense (benefit)(3)	185,821	(17,747)	311,317	81,067	—	560,458	(296,590)	263,868

Net income (loss) from continuing operations	340,372	(32,509)	570,247	148,496	—	1,026,606	(482,596)	544,010
Loss from discontinued operations, net of tax	—	—	—	(219,601)	—	(219,601)	(271)	(219,872)

Net income (loss)	$340,372	$(32,509)	$570,247	$(71,105)	$—	$807,005	$(482,867)	$324,138

(1)	The eliminations in servicing revenue and direct operating expense represent the elimination of intercompany servicing revenue where the Business Services segment performs the loan servicing function for the FFELP Loans segment.

(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive system of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

(3)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income
(In thousands, except per share amounts)
(Unaudited)

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009

“Core Earnings” net income(1)	$401,345	$201,647	$267,810	$1,028,257	$807,005
“Core Earnings” adjustments:
Net impact of securitization accounting	—	—	(4,094)	—	(200,660)
Net impact of derivative accounting	74,234	(269,439)	116,447	82,515	(502,703)
Net impact of goodwill and acquired intangibles	(9,812)	(669,668)	(46,471)	(698,902)	(75,960)

Total “Core Earnings” adjustments before income tax effect	64,422	(939,107)	65,882	(616,387)	(779,323)
Net income tax effect	(18,396)	242,513	(24,558)	118,512	296,456

Total “Core Earnings” adjustments	46,026	(696,594)	41,324	(497,875)	(482,867)

GAAP net income (loss)	$447,371	$(494,947)	$309,134	$530,382	$324,138

GAAP diluted earnings (loss) per common share	$.84	$(1.06)	$.52	$.94	$.38

(1) Core Earnings” diluted earnings per common share	$.75	$.37	$.44	$1.92	$1.40

“Core Earnings”

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with GAAP. In addition to evaluating our GAAP-based financial information, management evaluates our business segments on a basis that, as allowed under the Financial Accounting Standards Board’s (“FASB’s”) Accounting Standards Codification (“ASC”) 280, “Segment Reporting,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies, lenders and investors. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. Our operating segments are defined by products and services or by types of customers, and reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of our results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, our “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not be able to compare our performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, our board of directors, rating agencies, lenders and investors to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from ASC 815, “Derivatives and Hedging,” on derivatives that do not qualify for hedge accounting treatment, as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility and changing credit spreads on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but often not on the underlying hedged item) tend to show more volatility in the short term. While presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold off-balance sheet for GAAP purposes to a trust managed by us. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains, securitization servicing income and Residual Interest Income. As a result of adopting ASC 810, “Consolidation,” on January 1, 2010, this difference between our GAAP earnings and “Core Earnings” related to securitization accounting no longer exists.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision makers. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and incentive compensation. Management believes this information provides additional insight into the financial performance of our core business activities.

“Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, prior to the adoption of topic updates to ASC 810, “Consolidation,” certain securitization transactions in our FFELP Loans and Consumer Lending operating segments were accounted for as sales of assets. Under “Core Earnings” for the FFELP Loans and Consumer Lending operating segments, we presented all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions, as well as ongoing “securitization servicing and Residual Interest revenue (loss)” presented in accordance with GAAP, were excluded from “Core Earnings” and were replaced by interest income, provisions for loan losses, and interest expense as earned or incurred on the securitization loans. We also excluded transactions with our off-balance sheet trusts from “Core Earnings” as they were considered intercompany transactions on a “Core Earnings” basis. On January 1, 2010, we prospectively adopted the topic updates to ASC 810, which resulted in the consolidation of these off-balance sheet securitization trusts at their historical cost basis. As of January 1, 2010, there are no longer differences between our GAAP and “Core Earnings” presentation for securitization accounting. As a result, effective January 1, 2010, our Managed and on-balance sheet (GAAP) portfolios are the same.

Upon the adoption of topic updates to ASC 810, we removed the $1.8 billion of Residual Interests (associated with our off-balance sheet securitization trusts as of December 31, 2009) from the consolidated balance sheet and we consolidated $35.0 billion of assets ($32.6 billion of which are student loans, net of a $550 million allowance for loan losses) and $34.4 billion of liabilities (primarily trust debt), which resulted in an approximate $750 million after-tax reduction of stockholders’ equity (recorded as a cumulative effect adjustment to retained earnings). After the adoption of topic updates to ASC 810, our results of operations no longer reflect securitization servicing and Residual Interest revenue (loss) related to these securitization trusts, but instead report interest income, provisions for loan losses associated with the securitized assets and interest expense associated with the debt issued from the securitization trusts to third parties, consistent with our accounting treatment of prior on-balance securitization trusts.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses that are caused primarily by the mark-to-market derivative valuations on derivatives that do not qualify for hedge accounting treatment under GAAP. These unrealized gains and losses occur in our FFELP Loans, Consumer Lending and Other operating segments. In our “Core Earnings” presentation, we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life.

3)	Goodwill and Acquired Intangibles: Our “Core Earnings” exclude goodwill and intangible impairment and the amortization of acquired intangibles.